Exhibit 99.4

Quarterly Report

For the three months ended March 31, 2013 and 2012

Crown Imports LLC

Table of Contents

Page(s)

Financial Statements (Unaudited)

Balance Sheets	1

Statements of Income	2

Statements of Changes in Members’ Equity	3

Statements of Cash Flows	4

Notes to Financial Statements	5-12

Crown Imports LLC

Balance Sheets

As of March 31, 2013 and December 31, 2012

(Dollars in thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$7,495	$56,962
Accounts receivable - net	174,056	103,442
Inventories	199,577	123,585
Prepaid expenses and other current assets	40,134	21,832
Receivables from related parties	5,353	3,998

Total current assets	426,615	309,819

Property and equipment, net	8,782	8,932

Long-term assets
Intangible assets	14,239	14,239
Goodwill	13,003	13,003

Total intangible assets	27,242	27,242

Other assets	310	368

Total assets	$462,949	$346,361

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$27,271	$30,497
Accrued excise taxes	11,750	5,291
Accrued expenses	25,342	47,200
Payables to related parties	39,044	24,260

Total current liabilities	103,407	107,248

Long-term liabilities
Long-term incentive plan	5,611	4,985
Other liabilities	140	140

Total long-term liabilities	5,751	5,125

Members’ equity	353,791	233,988

Total liabilities and members’ equity	$462,949	$346,361

The accompanying notes are an integral part of these financial statements.

Crown Imports LLC

Statements of Income

For the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2013	2012
Sales	$610,090	$587,344
Less: Excise taxes	(46,167)	(45,100)

Net sales	563,923	542,244
Cost of product sold	393,420	380,802

Gross profit	170,503	161,442

Operating expenses
Selling, general and administrative	50,259	42,863

Operating income	120,244	118,579
Interest income	3	23

Net income	$120,247	$118,602

The accompanying notes are an integral part of these financial statements.

Crown Imports LLC

Statements of Changes in Members’ Equity

For the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands)

(Unaudited)

	Member Contributions	Accumulated Earnings	Total
Balance, December 31, 2011	$221,656	$5,790	$227,446
Net income	—	118,602	118,602
Distributions paid to members	—	(411)	(411)

Balance, March 31, 2012	$221,656	$123,981	$345,637

Balance, December 31, 2012	$221,656	$12,332	$233,988
Net income	—	120,247	120,247
Distributions paid to members	—	(444)	(444)

Balance, March 31, 2013	$221,656	$132,135	$353,791

The accompanying notes are an integral part of these financial statements.

Crown Imports LLC

Statements of Cash Flows

For the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$120,247	$118,602
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	482	734
Loss on disposal of long-lived assets	6	—
Changes in operating assets and liabilities
(Increase) decrease in -
Accounts receivable, including receivables from related parties	(71,969)	(39,694)
Inventories	(75,992)	(112,666)
Prepaid expenses and other assets	(18,244)	(22,247)
Increase (decrease) in -
Accounts payable, including payables to related parties	11,558	13,554
Accrued excise taxes	6,459	5,727
Accrued expenses and other liabilities	(21,232)	(13,387)

Net cash (used in) operating activities	(48,685)	(49,377)

Cash flows from investing activities
Purchases of property and equipment	(338)	(389)

Net cash (used in) investing activities	(338)	(389)

Cash flows from financing activities
Distributions paid to members	(444)	(32,911)

Net cash (used in) financing activities	(444)	(32,911)

Net decrease in cash and cash equivalents	(49,467)	(82,677)
Cash and cash equivalents
Beginning of period	56,962	87,454

End of period	$7,495	$4,777

The accompanying notes are an integral part of these financial statements.

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

1.	Description of the Business and Summary of Significant Accounting Policies

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair statement have been included. Operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013. For further information, refer to the financial statements and footnotes thereto included in Crown Imports LLC’s Audited Financial Statements for the year ended December 31, 2012.

Description of the Business

Crown Imports LLC (the “Company” or “Joint Venture”), a Delaware limited liability company, is a 50-50 joint venture between GModelo Corporation (“GModelo”), a wholly-owned subsidiary of Diblo, S.A. de C.V. (“Diblo”), and Constellation Beers Ltd. (previously known as Barton Beers, Ltd.) (“Constellation Beers”), an indirect wholly-owned subsidiary of Constellation Brands, Inc. (“Constellation”), created on January 2, 2007. The Company imports, markets and sells an imported beer portfolio across the entire U.S., the District of Columbia and Guam. The Company’s portfolio includes Corona Extra, Corona Light, Coronita, Modelo Especial, Negra Modelo, Pacifico, Victoria, Tsingtao beer brands and Somersby hard cider. Hereafter, Corona Extra, Corona Light, Coronita, Modelo Especial, Negra Modelo, Pacifico, and Victoria are collectively referred to as the “Modelo Brands.”

On January 2, 2007, pursuant to a contribution agreement among Constellation Beers, Diblo and the Company, Constellation Beers contributed to the Company substantially all of Constellation Beers’ assets relating to importing, marketing and selling certain Modelo Brands and the St. Pauli Girl and Tsingtao brands and liabilities associated therewith (the “Constellation Beers Contributed Net Assets”), in exchange for a 50% membership interest in the Company. Simultaneously, GModelo, a related party of Grupo Modelo, S.A.B. de C.V. (“Modelo”), joined Constellation Beers as a member of the Company. In exchange for a 50% membership interest in the Company, GModelo contributed cash in an equal amount to the Constellation Beers Contributed Net Assets, subject to specified adjustments. The operations and governance of the Joint Venture are provided for in the Company’s Amended and Restated Limited Liability Company Agreement dated January 2, 2007 (the “LLC Agreement”).

The St. Pauli Girl distribution agreement was terminated on June 1, 2012.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Such investments are stated at cost, which approximates fair value.

Accounts Receivable

The majority of the accounts receivable balance is generated from sales to independent distributors with whom the Company has a predetermined collection date arranged through electronic funds transfer. An allowance for doubtful accounts is determined based on historical information and an assessment of individual accounts. There was no allowance for doubtful accounts at March 31, 2013 and December 31, 2012.

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

Inventories

Inventories, principally consisting of product for resale, are valued at the lower of cost or market, cost being determined on the first-in, first-out method. Substantially all inventory is related to finished goods. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value.

Property and Equipment

Purchases of property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets, generally using the straight-line method. Amortization of leasehold improvements is provided over the lesser of the lease term or the estimated useful life of the asset. Direct costs related to software developed for internal use are capitalized and amortized over their estimated useful life.

Amounts for maintenance and repairs are charged to expense as incurred. Major expenditures for improvements which are expected to increase the useful life of an item are capitalized to the appropriate asset accounts. Gains and losses on disposals of property and equipment are credited or charged to income. The estimated useful lives are as follows:

Depreciable life in years
Leasehold improvements	10 to 15
Machinery and equipment	3 to 10
Software	3 to 7

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes. Accordingly, the members are responsible for U.S. federal and substantially all state income tax liabilities arising out of the operations.

Revenue Recognition

Sales are recognized when title passes to the customer, which is generally when the product is delivered.

In accordance with the guidance provided in The FASB Accounting Standards Codification (“ASC”) surrounding Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), sales reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, volume discounts, promotional and advertising allowances, and rebates. Certain customer incentive programs require management to estimate the cost of these programs. The accrued liability for these programs is determined through analysis of programs offered, historical trends, expectations regarding customer and consumer participation, sales and payment trends, and experience with payment patterns associated with similar programs that had been previously offered. Accrued promotional allowances at March 31, 2013 and December 31, 2012 were $8,658 and $10,884, respectively. Promotional allowances for the three months ended March 31, 2013 and 2012 were $21,195 and $21,334, respectively.

In accordance with ASC guidance regarding How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement, excise taxes associated with transporting the products into the United States are recorded as a reduction to

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

sales. In accordance with ASC guidance surrounding Reporting Revenue Gross as a Principal rather than Net as an Agent, the Company has entered into a revenue sharing agreement with one of its related parties, Extrade II (as defined below), with sales being recorded on a gross basis.

Cost of Product Sold

The types of costs included in cost of product sold are principally cost of finished goods, packaging, and warehouse costs (including distribution network costs). Distribution network costs include inbound freight charges, outbound shipping and handling costs, purchasing and receiving costs, inspection costs, and warehousing costs.

Selling, General and Administrative Expenses

The types of costs included in selling, general and administrative expenses consist predominantly of advertising, marketing, and employee compensation and related benefits costs. Generally, distribution network costs are not included in the Company’s selling, general and administrative expenses, but are included in cost of product sold as described above. The Company expenses advertising costs as incurred, shown or distributed. Prepaid advertising costs at March 31, 2013 and December 31, 2012 were $16,345 and $10,178, respectively. Advertising expense for the three months ended March 31, 2013 and 2012 was $27,652 and $19,996, respectively.

In accordance with the guidance provided in the ASC surrounding Customer’s Characterization of Certain Consideration Received from a Vendor, cash consideration received by the Company from its vendors is presumed to be a reduction of the prices of the vendor’s products or services and, therefore, is characterized as a reduction of cost of product sold when recognized in the income statement, unless 1) it is a payment for assets or services delivered to the vendor, in which case the cash consideration shall be characterized as revenue (or other income, as appropriate) when recognized in the income statement or 2) it is a reimbursement of costs incurred by the Company to sell the vendor’s products, in which case the cash consideration shall be characterized as a reduction of that cost when recognized in the income statement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

For the current reporting period, subsequent events were evaluated through May 29, 2013, which represents the date the financial statements were available to be issued.

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

2.	Property and Equipment

A summary of property and equipment as of March 31, 2013 and December 31, 2012 is as follows:

	March 31, 2013	December 31, 2012
Leasehold improvements	$4,308	$4,288
Machinery and equipment	4,562	4,565
Software	9,351	9,062

	18,221	17,915
Less - accumulated depreciation and amortization	9,439	8,983

Net property and equipment	$8,782	$8,932

Depreciation and amortization expense for the three months ended March 31, 2013 and 2012 was $482 and $734, respectively.

3.	Intangible Assets

The carrying value of intangible assets, including goodwill, at March 31, 2013 and December 31, 2012, was $27,242. Intangible assets represent distribution rights that are not amortized because they have an indefinite useful life. The Company reviews its intangible assets and goodwill annually for impairment, or sooner, if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. There were no triggering events during the three months ended March 31, 2013.

4.	Employee Benefit Plans

401(k) Plan

The Company sponsors a 401(k) plan for all salaried employees. The plan includes optional employee contributions as a percentage of eligible earnings, subject to Internal Revenue Service (“IRS”) limitations, with matching employer contributions as a percentage of eligible earnings.

Profit Sharing Plan

The Company sponsors a profit sharing plan for certain employees under which the Company makes discretionary contributions determined each plan year, subject to IRS limitations.

Supplementary Employee Benefit Plan (“SERP”)

The Company maintains a deferred compensation plan for key employees. The plan provides for employee deferrals for discretionary benefits provided by the Company, and the excess of any contributions owed through the profit sharing plan over IRS limitations. These employee benefits will be distributed in a lump-sum payment after the employees leave the Company.

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

Short-Term Incentive Plans

The Company maintains short-term incentive plans (“STIP”) for key employees. Eligible employees may be awarded cash bonuses, which vest based on achieving certain targets, as defined in the STIP.

Long-Term Incentive Plan

The Company maintains a long-term incentive plan (“LTIP”) for key employees. Eligible employees may be awarded cash bonuses, which vest based on achieving certain targets, as defined in the LTIP.

The total expenses under these plans for the three months ended March 31, 2013 and 2012 are as follows:

	March 31, 2013	March 31, 2012
401(k) plan	$239	$230
Profit sharing plan	698	662
STIP	2,174	2,005
LTIP	1,356	1,296

Total	$4,467	$4,193

The total amount accrued related to employee benefit plans as of March 31, 2013 and December 31, 2012 was $9,497 and $24,660, respectively. The annual incentive plan payment for the year ended December 31, 2012 was made on March 15, 2013.

5.	Related Party Transactions

The Company and Extrade II S.A. de C.V. (“Extrade II”), an affiliate of GModelo, entered into an Importer Agreement (the “Importer Agreement”) effective as of the Company’s inception pursuant to which Extrade II granted to the Company the exclusive rights to import, market and sell certain Modelo Brands in the 50 States of the U.S., the District of Columbia and Guam. The Modelo Brands represented approximately 100% and 98% of the Company’s sales for the three months ended March 31, 2013 and 2012, respectively. The Company also entered into a Sub-license Agreement (the “Sub-license Agreement”), pursuant to which Marcas Modelo S.A. de C.V. (“Marcas Modelo”), another affiliate of GModelo, granted the Company an exclusive sub-license to use certain trademarks related to the Modelo Brands within this territory. Total purchases from Extrade II under the Importer Agreement totaled $315,842 and $324,959 for the three months ended March 31, 2013 and 2012, respectively. As of March 31, 2013 and December 31, 2012, payables to related parties for inventory purchases were $17,825 and $8,274, respectively.

The Importer Agreement also allows the Company to recover certain costs. No payments were made to the Company under the Importer Agreement for the three months ended March 31, 2013 and 2012.

The Company makes royalty payments, which are included in cost of product sold, to Marcas Modelo for the use of the Modelo Brands brand names. Payments from the Company under the Sub-license Agreement for the three months ended March 31, 2013 and 2012, amounted to

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

$42,850 and $43,579, respectively, with $2,274 and $1,056 due to this related party at March 31, 2013 and December 31, 2012, respectively.

Under the terms of the LLC Agreement, the Company follows a strategic pricing initiative (“Initiative”) for certain Modelo Brands sold in the Company’s territory. Based on this Initiative, the Company agrees to share revenue with Extrade II based on market price adjustments as established within the Importer Agreement, subject to recovery by the Company of certain costs that offset revenue sharing amounts. The amounts estimated by the Company under this Initiative are subject to periodic review by the joint venture members and adjustments, if any, are accounted for on a prospective basis. The Company has estimated revenue sharing, net of certain cost recoveries, earned by Extrade II of $12,821 and $7,475 for the three months ended March 31, 2013 and 2012, respectively. The Company had a net payable to Extrade II of $12,821 and $11,130 at March 31, 2013 and December 31, 2012, respectively.

Additionally, the Company entered into a marketing initiative with Marketing Modelo S.A. de C.V. (“Marketing Modelo”), an affiliate of GModelo, for advertising. The Company also purchased various marketing and promotional materials from GModelo. The total amount paid to these related parties for the three months ended March 31, 2013 and 2012 for marketing and promotions amounted to $747 and $1,278, respectively, with $868 and $458 due to this related party at March 31, 2013 and December 31, 2012, respectively.

Constellation Beers charged the Company $1,700 and $1,675 for shared services provided to the Company for the three months ended March 31, 2013 and 2012, respectively. Service provided includes information technology. The current service agreement expires at the end of 2013. The fee is charged monthly, with the 2013 commitment at $6,800.

6.	Leases

The Company’s leasing operations consist principally of the leasing of office space and motor vehicles.

In December 2011, the Company was assigned the office space lease of its Chicago headquarters from Constellation, effective January 1, 2012. The terms of the lease provide that the Company pay base rent and a share of increases in operating expenses and real estate taxes in excess of defined amounts. The lease expires on June 30, 2021.

Office space leases are all classified as operating leases and expire over the next ten years. Motor vehicle leases are classified as operating and expire over the next three years.

Total rental expense was $1,335 and $1,045 for the three months ended March 31, 2013 and 2012, respectively.

7.	Commitments and Contingencies

Line of Credit

In 2012, the Company maintained an uncommitted line of credit with Citibank, N.A., which provided for maximum borrowings of $15,000. Borrowings under the line of credit bore an interest rate determined two business days before the first day of such interest period based on the rate per annum at which U.S. Dollar deposits are offered to prime banks in the London interbank market plus a margin of 270 basis points. The line of credit matured on December 31, 2012, and was not

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

renewed by management. As of December 31, 2012, there was no outstanding balance on the line of credit.

Warehouse Commitments

The Company enters into warehousing agreements, where rentals are based on a fixed rate per case stored, along with associated handling and repackaging fees. Under certain warehousing agreements, the Company is required to make minimum future payments based on minimum case volume per annum, whether it uses the warehouse or not. For the three months ended March 31, 2013 and 2012, the Company met all minimum requirements.

Contingencies

The Company is a party to various litigation, which arises in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Distribution Agreements

The Company distributes Tsingtao beer and began distributing Somersby hard cider on June 1, 2012, pursuant to exclusive distribution agreements with the suppliers of these products. The distribution agreement for St. Pauli Girl was terminated on June 1, 2012. The Company’s agreement with Tsingtao expires on December 31, 2014. Prior to the expiration, this agreement may be terminated if the Company fails to meet certain performance criteria. At March 31, 2013, the Company believes it is in compliance with the Tsingtao distribution agreement, and does not believe that the agreement will be terminated. The Somersby hard cider agreement expired on March 30, 2013, and a new agreement is currently being negotiated.

8.	Members’ Equity

The Company has been established as a limited liability company. Under the terms of the LLC Agreement, there is one class of membership interest in the Company and, unless otherwise provided for in the LLC Agreement, all membership interests are entitled to the same benefits, rights, duties and obligations and vote on all matters as a single class. Additionally, under the terms of the LLC Agreement, no member of the Company is liable for any debt, obligation or liability of the Company, except as provided by law or otherwise specifically as provided in the LLC Agreement. A member cannot, unless otherwise provided for in the LLC Agreement, transfer all or any portion of its membership interest.

The Company is authorized to establish a capital account for each member equal to that member’s initial capital contribution, represented by Common Units. The Common Units are voting and subject to transfer restrictions as defined in the LLC Agreement. As of March 31, 2013 and December 31, 2012, the Company had 100 Common Units, with each of GModelo and Constellation Beers owning 50 units, in exchange for the contributions made to the Company at inception.

As described in the LLC Agreement, under certain circumstances including (i) material interference with the Importer Agreement, Constellation Beers has the right (but not the obligation) to sell its membership interest to GModelo; (ii) a proposed change in control of Constellation Beers, GModelo has the right (but not the obligation) to purchase Constellation Beers’ membership interest; and (iii) at the conclusion of each ten year period of the joint venture, GModelo has the right (but not the obligation) to purchase Constellation Beers’ membership interest. Any such

Crown Imports LLC

Notes to Financial Statements

As of March 31, 2013 and for the Three Months Ended March 31, 2013 and 2012

(Dollars in thousands, unless otherwise noted)

transfer is subject to the satisfaction of certain conditions, and the relevant purchase price is determined pursuant to specific formulas, all as set forth in the LLC Agreement.

9.	Pending Transaction

Anheuser-Busch InBev (“ABI”) and Modelo announced on June 29, 2012 that they have entered into an agreement under which ABI will acquire the remaining stake in Modelo that it does not already own in a cash transaction valued at approximately $20.1 billion. The transaction is subject to regulatory approvals. In a related transaction, Constellation announced that it has signed a definitive agreement with ABI to purchase GModelo’s 50% interest in the Company for $1.85 billion, contingent upon ABI completing its proposed acquisition of Modelo. Subsequent to these announcements, on January 31, 2013, the U.S. Department of Justice (“DOJ”) filed a complaint in federal court seeking to block the proposed ABI acquisition of Modelo.

ABI and Constellation announced on February 14, 2013, a revised agreement that as part of ABI’s acquisition of Modelo, ABI agreed to sell Compañía Cervecera de Coahuila, Modelo’s brewery in Piedras Negras, Mexico, and grant perpetual brand licenses to Constellation for $2.9 billion, subject to a post-closing adjustment.

On April 19, 2013, ABI and Modelo reached a final agreement with the DOJ on the terms of a settlement of the DOJ’s litigation challenging ABI’s proposed acquisition of Modelo. On April 22, 2013, the Stipulation and Order was signed by the Court. Therefore, all regulatory approvals necessary for closing the transaction with ABI and Modelo have been obtained, and ABI, Modelo and Constellation expect to complete the pending transactions in early June 2013.